SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          Coda Music Technology, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                           CODA MUSIC TECHNOLOGY, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



         A Special Meeting of Shareholders of Coda Music Technology, Inc. will be held on June 30, 1999, at 3:30 p.m. (Minneapolis time), at the Company offices located at 6210 Bury Drive, Eden Prairie, Minnesota 55346, for the following purposes:

         1. To approve a 350,000 share increase in the number of shares reserved for issuance under the Company's 1992 Stock Option Plan, principally in order to permit the Company's board of directors to grant "target price" options to officers and employees of the Company.

         2. To consider and act upon such other matters as may properly come before the meeting and any adjournment or postponement, including a proposal to adjourn or postpone the Special Meeting.

         Only shareholders of record at the close of business on May 25, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         John W. Paulson
                                         Chief Executive Officer

Eden Prairie, Minnesota
June 1, 1999

                           CODA MUSIC TECHNOLOGY, INC.

                         Special Meeting of Shareholders
                                  June 30, 1999



                                 PROXY STATEMENT



                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of Coda Music Technology, Inc. ("the Company") for use at a Special Meeting of Shareholders to be held on June 30, 1999, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposal set forth in the Notice of Meeting. If a shareholder abstains from voting on the proposal, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to the proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on the proposal, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 6210 Bury Drive, Eden Prairie, Minnesota 55346-1718. The Company expects that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about June 1, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed May 25, 1999, as the record date for determining shareholders entitled to vote at the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on May 25, 1999, 6,194,732 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting.

                             PRINCIPAL SHAREHOLDERS

         The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of May 25, 1999. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

  Name and Address of            Number of Shares                 Percent of
   Beneficial Owner             Beneficially Owned                Class (1)
   ----------------             ------------------                ---------
Benson K. Whitney                   1,250,681(2)                    19.0%
  821 Marquette Avenue
  Minneapolis, MN 55402

J.M. Hixon Partners, LLC            1,158,847(3)                    17.6%
  821 Marquette Avenue
  Minneapolis, MN 55402

Gordon F. Stofer                      681,352(4)                    10.9%
  7601 France Avenue S.
  Minneapolis, MN  55435

Cherry Tree Ventures IV               667,221(5)                    10.7%
  7601 France Avenue S.
  Minneapolis, MN 55435

John W. Paulson                       488,833(6)                    7.7%
  6210 Bury Drive
  Eden Prairie, MN  55346

---------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of May 25, 1999, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes (i) 1,000 shares issuable pursuant to a currently exercisable warrant, (ii) 769,231 shares held by J.M. Hixon Partners, LLC ("Hixon Partners"), (iii) 384,616 shares issuable pursuant to currently exercisable warrants held by Hixon Partners, (iv) 5,000 shares issuable pursuant to a currently exercisable option held by Hixon Partners, (v) 65,834 shares held by Gideon Hixon Ventures ("Hixon Ventures") and (vi) 7,500 shares issuable pursuant to a currently exercisable warrant held by Hixon Ventures. Mr. Whitney, as the managing member of Hixon Partners, has sole voting and dispositive power over the shares held by Hixon Partners, and has shared voting and dispositive powers over the shares held by Hixon Ventures.

(3) Includes (i) 384,616 shares issuable pursuant to currently exercisable warrants and (ii) 5,000 shares issuable pursuant to a currently exercisable option.

(4) Includes (i) 603,759 shares held by Cherry Tree Ventures IV, of which Mr. Stofer is a general partner, and (ii) 63,462 shares issuable pursuant to currently exercisable warrants held by Cherry Tree Ventures
         IV. Mr. Stofer disclaims beneficial ownership in the securities held by Cherry Tree Ventures IV.

(5) Includes 63,462 shares issuable pursuant to currently exercisable warrants.

(6) Includes 138,333 shares which may be purchased upon exercise of options which are exercisable as of May 25, 1999 or within 60 days of such date.

                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of May 25, 1999, by each executive officer of the Company named in the Summary Compensation table, by each current director of the Company and by all directors and executive officers (including the named individuals) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

    Name of Beneficial               Number of Shares           Percent of
 Owner or Identity of Group          Beneficially Owned          Class (1)
 ---------------------------         ------------------          ----------

  Benson K. Whitney                   1,250,681 (2)               19.0%
  Gordon F. Stofer                      681,352 (3)               10.9%
  John W. Paulson                       488,833 (4)                7.7%
  Ronald B. Raup                        101,333 (5)                1.6%
  Larry A. Pape                           8,100 (6)                  *
  Mark E. Dunn                           58,333 (7)                  *
  All officers and directors
    as a group (8 persons)            2,614,299 (8)               37.5%

----------------------
*        Less than 1%

(1) See footnote (1) to preceding table.

(2) See footnote (2) to preceding table.

(3) See footnote (4) to preceding table.

(4) See footnote (6) to preceding table.

(5) Includes 100,833 shares which may be purchased upon exercise of options which are exercisable as of May 25, 1999 or within 60 days of such date.

(6) Includes 300 shares held by Mr. Pape's wife and 7,500 shares which may be purchased upon exercise of options which are exercisable as of May 25, 1999 or within 60 days of such date.

(7) Such shares are not outstanding but may be purchased upon exercise of options which are exercisable as of May 25, 1999 or within 60 days of such date.

(8) Includes 782,244 shares which may be purchased upon exercise of options and warrants which are exercisable as of May 25, 1999 or within 60 days of such date.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Chief Executive Officer and each other executive officer of the Company (the "Named Executive Officers") who received total salary and bonus compensation in excess of $100,000 for 1998.



                                            Summary Compensation Table
                                                                                                   Long-term
                                                                Annual Compensation               Compensation
                                                                -------------------               ------------
                                                                                                   Securities
             Name and Principal                                 Salary           Bonus         Underlying Options
                Position                         Year             ($)             ($)             (# of shares)
             ------------------                  ----           ------           -----         ------------------
John W. Paulson,                                 1998          $141,597         $42,930                    0
   Chief Executive Officer and Chairman          1997           134,946               0                    0(1)
                                                 1996           134,946          13,627               75,000

Ronald B. Raup,                                  1998          $161,997         $47,250                    0
   President and Chief Operating                 1997           154,677               0               50,000(2)
   Officer                                       1996           154,677          15,000               50,000

Mark E. Dunn,                                    1998          $110,496         $25,200                    0
   Senior Vice President                         1997           105,177               0               15,000(3)
                                                 1996           105,177           6,390               22,500

---------------------
(1) Does not include options for 137,500 shares which were granted in 1994 and 1996 and which were repriced in fiscal 1997.
(2) Does not include options for 100,000 shares which were granted in 1995 and 1996 and which were repriced in fiscal 1997.
(3) Does not include options for 60,000 shares which were granted in 1993, 1994 and 1996 and which were repriced in fiscal 1997.

Employment Agreement

         The Company has an Employment Agreement with Mr. Raup which provides for a base salary (currently $163,000) subject to annual review, and a potential bonus. The Employment Agreement provides that Mr. Raup may terminate his employment at any time and that the Company may terminate such employment on 30 days written notice; provided, however, if the Company terminates Mr. Raup's employment for any reason other than for cause, the Company will pay him an amount equal to one year's base salary.

Option/SAR Grants During 1998 Fiscal Year

         No stock options or stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended December 31, 1998.

Aggregated Option/SAR Exercises During 1998 Fiscal Year and Fiscal Year End Option/SAR Values

         No options were exercised by the Named Executive Officers during fiscal 1998. The following table provides information related to the number and value of options held at fiscal year end by the Named Executive Officers:


                              Number of Unexercised
                              Securities Underlying               Value of Unexercised In-the-
                               Options at 12/31/98                 Money Options at 12/31/98(1)
                              ---------------------               -----------------------------
Name                     Exercisable        Unexercisable        Exercisable         Unexercisable
----                     -----------        -------------        -----------         -------------
John W. Paulson             133,786              3,714               $0                  $0
Ronald B. Raup               84,167             65,833               $0                  $0
Mark E. Dunn                 53,875             21,125             $1,016              $3,672

---------------------
(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of December 31, 1998 on the Nasdaq SmallCap Market was $1.3125.


Directors' Fees

         Directors are not currently paid fees for attending Board or Committee meetings. Argus Management Ltd., an affiliate of Mr. Whitney, received a consulting fee of $3,575 per month for four months of 1998. These fees were for Mr. Whitney's participation in various management consultations and services rendered on a special project. During fiscal 1998, the Company granted an option to J.M. Hixon Partners, LLC ("Hixon") to purchase 5,000 shares at an exercise price of $1.125 per share, in consideration of consulting services rendered by

Benson K. Whitney through Hixon. In addition, under the Company's 1992 Stock Option Plan each nonemployee director (excluding persons who were nonemployee directors on the date such provision was adopted by the Board and excluding Benson K. Whitney, who has waived his rights under such provision) receives a nonqualified option to purchase 5,000 shares of the Company's Common Stock upon his or her initial election as a director and a nonqualified option to purchase 1,500 shares of Common Stock upon each re-election thereafter. As of April 27, 1999, the date of the 1999 annual meeting, Larry A. Pape received an option for the purchase of 1,500 shares at an exercise price of $1.4375 per share.

                  APPROVAL OF INCREASE IN SHARES RESERVED UNDER
                             1992 STOCK OPTION PLAN

General

         The Board of Directors has adopted, subject to shareholder approval, an increase in the number of shares of the Company's Common Stock reserved for issuance under the Company's 1992 Stock Option Plan (the "Plan") from 975,000 to 1,325,000 shares. The principal purpose of increasing the number of shares reserved for the Plan is to permit the Board to grant the "target" price options described in the table and footnote below.

         A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

Description of Plan

         Purpose. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers and employees upon whose efforts the success of the Company will depend to a large degree.

         Term. Incentive stock options may be granted under the Plan for a period of ten years from the date of adoption of the Plan by the Board of Directors. Nonqualified stock options may be granted pursuant to the Plan until the Plan is discontinued or terminated by its Board.

         Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         Eligibility. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of May 25, 1999, the Company had approximately 46 employees (of which five are officers), three directors who are not employees and 18 consultants and advisors.

         Options. When an option is granted under the Plan, the Committee at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and, unless otherwise determined by the Committee, the option price of a nonqualified option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The market value of the Company's Common Stock on May 25, 1999 was $1.75. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each incentive stock option granted under the Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment or directorship.

         In addition to other options which may be granted under the Plan, each nonemployee director of the Company (excluding persons who were nonemployee directors on the date such provision was adopted by the Board) will automatically be granted a nonqualified option for 5,000 shares of Common Stock upon his or her initial election as a director and for 1,500 shares upon each re-election thereafter. Each such option will be exercisable at any time for a period of five years, unless earlier terminated in accordance with the Plan, at an exercise price per share equal to 100% of the fair market value of the Common Stock on the date of grant. Options to purchase 18,500 shares are currently outstanding as a result of the nonemployee director automatic option provisions of the Plan.

         Amendment. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee except as authorized in the event of merger, consolidation or liquidation of the Company, (ii) the provisions relating to the formula grant to nonemployee directors may not be amended more than once every six months except to conform to certain changes in the laws, and (iii) the Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events;
(b) change the designation of the class of employees eligible to receive options; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to optionees under the Plan.

         Federal Income Tax Consequences of the Plan. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

         Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         Plan Benefits. The table below shows the total number of stock options that have been received by the following individuals and groups under the Plan as of May 25, 1999, without taking into account exercises or cancellations, and "target price" stock options that the Compensation Committee intends to immediately grant to executive officers if the share increase is approved by the shareholders. Because additional future grants of options are subject to the discretion of the Compensation Committee, the future benefits that may be received by these individuals or groups under the Plan cannot be determined at this time, except for the automatic option grants to outside directors as described above.


                                                     Total Number of                Options to
Name and Position/Group                             Options Received              be Granted (1)
-----------------------                             ----------------              --------------
John W. Paulson, Chairman and Chief
   Executive Officer                                     162,500                      75,000
Ronald B. Raup, President and
   Chief Operating Officer                               175,000                      50,000
Mark E. Dunn, Senior Vice President                       75,000                      20,000
Barbara S. Remley, Chief Financial Officer                55,000                      15,000
Glenna A. Dibrell, Vice President, Marketing              35,000                      10,000
Current Executive Officer Group                          502,500                     170,000
Current Non-executive Officer Director Group              12,500                          --
Current Non-executive Officer Employee Group             144,500                          --

(1) The Board contemplates as of the date of this Proxy Statement that each such option will be for a term of seven years, will have an exercise price equal to the market value of the Company's stock on the date of grant and will become exercisable on the sixth anniversary of the date of grant; provided, that the option will become exercisable earlier:
         (a) to the extent of 50% of the total number of shares in the event that prior to July 1, 2002 the reported closing price of the Company's Common Stock is $3.00 or higher for 60 consecutive days or the Company is sold, merged or liquidated in a transaction with a value of $3.00 per share or higher; and (b) to the extent of the balance of the total number shares in the event that prior to July 1, 2002 the reported closing price is $6.00 or higher for 60 calendar days or the Company is sold, merged or liquidated in a transaction with a value of $6.00 per share or higher. The Board may vary these terms depending upon circumstances at the date of grant.

Vote Required

         Because of the employees' positive response to the Plan and because of its belief that making a greater number of shares available to employees, directors and advisors is an effective means to insure the future growth and development of the Company, the Board of Directors recommends that the shareholders approve the increase in the number of shares reserved under the Plan to 1,325,000 shares. Approval of such increase requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2000 annual meeting of shareholders must be received by the Company by November 20, 1999, to be considered for inclusion in the Company's proxy statement and related proxy for the 2000 annual meeting.

         Also, if a shareholder proposal intended to be presented at the 2000 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after February 5, 2000, then management named in the Company's proxy form for the 2000 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.



                                                     John W. Paulson
                                                     Chief Executive Officer
Dated:  June 1, 1999
        Eden Prairie, Minnesota

                           CODA MUSIC TECHNOLOGY, INC.
                                6210 Bury Drive
                          Eden Prairie, MN 55346-1718
                                      PROXY

         This proxy is solicited by the Board of Directors for use at a Special Meeting of shareholders on June 30, 1999.

         The shares of stock you hold in your account will be voted as you specify below.

         The undersigned hereby appoints JOHN W. PAULSON and RONALD B. RAUP, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of Coda Music Technology, Inc. registered in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Company offices located at 6210 Bury Drive, Eden Prairie, Minnesota 55346, at 3:30 p.m. (Minneapolis time) on June 30, 1999, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

         The Board of Directors recommends that you vote FOR each proposal below.

1. Approve a 350,000 share increase in the number of shares reserved for issuance under the Company's 1992 Stock Option Plan:

         [   ] FOR              [   ] AGAINST            [   ] ABSTAIN

2.       OTHER MATTERS.  In their discretion, the Proxies are . . .

         [   ]          AUTHORIZED          [   ]         NOT AUTHORIZED . . .

         to vote upon such other business as may properly come before the Meeting or any adjournment or postponement, including a proposal to adjourn or postpone the Special Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 2.


Date: __________________, 1999


                                              _________________________________

                                              _________________________________
                                              Please sign exactly as your
                                              name(s) appear on Proxy.  If held
                                              in joint tenancy, all persons must
                                              sign.  Trustees, administrators,
                                              etc. should include title and
                                              authority.  Corporations should
                                              provide full name of corporation
                                              and title of authorized officer
                                              signing the proxy.

                           CODA MUSIC TECHNOLOGY, INC.

                             1992 STOCK OPTION PLAN
                        (As Amended Through May 28, 1999)



                                   SECTION 1.

                                   DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a) The "Company" shall mean Coda Music Technology, Inc., a Minnesota corporation.

(b) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

(c) "Common Stock" shall mean the Common Stock of the Company, subject to adjustment as described in Section 12.

(d) The "Plan" shall mean the Coda Music Technology, Inc. 1992 Stock Option Plan, as amended hereafter from time to time, including the forms of Option Agreements as they may be modified by the Board from time to time.

(e) The "Optionee" for purposes of Section 9 is an employee of the Company or any Subsidiary to whom an incentive stock option has been granted under the Plan. For purposes of Section 10, the "Optionee" is the officer, employee, advisor or consultant of the Company or any Subsidiary to whom a nonqualified stock option has been granted.

(f) "Committee" shall mean a Committee composed of not fewer than the minimum number of persons required by Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, who may be appointed by, and serve at the pleasure of the Board and shall have such powers and authority as are granted to it by the Board, including, without limitation, the authority to grant stock options hereunder. Each of the members of the Committee shall be a "disinterested" person within the meaning of Rule 16b-3, as then in effect. As of the date hereof, a "disinterested" person under Rule 16b-3 means a person who, among other things, has not at any time within one year prior to appointment to the Committee been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or its affiliates, except to the extent such participation does not disqualify such director from being a disinterested person under Rule 16b-3.

(g) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.

                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees and consultants upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, and through the granting of nonqualified stock options pursuant to Section 10 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors.


                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company.


                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board") or, to the extent empowered by the Board, by a Stock Option Committee (hereinafter referred to as the "Committee" and as defined in Section 1(f) of this Plan) which may be appointed by the Board from time to time. The Board shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price, terms and conditions of each option. The Committee shall have such powers as are granted to it by the Board. The Board, or the Committee if so empowered by the Board, shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan, or the Committee's interpretation if so empowered by the Board, and all actions taken and determinations made by the Board pursuant to the power vested in it hereunder, or by the Committee to the extent empowered by the Board, shall be conclusive and binding on all parties concerned. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.

         In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Board, or the Committee if so empowered by the Board, shall from time to time, at its discretion and without approval of the shareholders, designate those directors, officers, employees, consultants or advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The Board, or the Committee if so empowered by the Board, shall also designate those employees of the Company or of any Subsidiary to whom incentive stock options shall be granted.

         The Board, or the Committee if so empowered by the Board, may grant additional incentive stock options or nonqualified stock options to some or all participants then holding options or may grant such options solely or partially to new participants. In designating participants, the Board, or the Committee if so empowered by the Board, shall also determine the number of shares to be optioned to each such participant.


                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Common Stock. One Million Three Hundred Twenty-five Thousand (1,325,000) shares of Common Stock shall be reserved and available for options under the Plan; provided, however, the total number of shares of Common Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 12 of the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Common Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.

                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to this Plan from time to time during a period of ten (10) years from the earlier of the date the Plan is approved by the Board of Directors or the date it is approved by the shareholders of the Company. Nonqualified stock options may be granted pursuant to the Plan from time to time after the date the Plan is adopted by the Board of Directors and until the Plan is discontinued or terminated by the Board.


                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, certified check or Common Stock of the Company valued at such stock's then "fair market value" as defined in Section 9 below.


                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to the Plan shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Board or the Committee (if so empowered by the Board) and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. The option price per share shall not be less than one hundred percent (100%) of the fair market value of the Common Stock per share on the date the Board, or the Committee if so empowered by the Board, grants the option; provided, however, that, if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock per share on the date of the grant of the option. For purposes hereof, if such stock is then reported in the national market system or is listed upon an established exchange or exchanges, "fair market value" of the Common Stock per share shall be the highest closing price of such stock in such national market system or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock. If such stock is not so reported in the national market system or listed upon an exchange, "fair market value" shall be the mean between the "bid" and "asked" prices quoted by a recognized specialist in the Common Stock of the Company on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes. If such stock is not publicly traded as of the date the option is granted, the "fair market value" of the Common Stock shall be determined by the Board, or the Committee if so empowered by the Board, in its sole discretion by applying principles of valuation with respect to all such options. The Board, or the Committee if so empowered by the Board, shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

                  (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Board, or the Committee if so empowered by the Board, but in no event shall any incentive stock option be exercisable during a term of more than ten
         (10) years after the date on which it is granted. The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Board, or the Committee if so empowered by the Board, may accelerate the exercise date of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

                  (c) Other Provisions. The Option Agreement authorized under this Section 9 shall contain such other provisions as the Board, or the Committee if so empowered by the Board, shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "Incentive Stock Option" as defined in
         Section 422 of the Internal Revenue Code or to conform to any change therein.

                  (d) Holding Period. The sale or other disposition of any shares of Common Stock acquired by an Optionee pursuant to the exercise of an option described above shall be eligible for the favorable taxation treatment of Section 421(a) of the Internal Revenue Code if no disposition of such shares is made by the Optionee within two (2) years from the date of the granting of the option under which the shares were acquired nor within one year after the acquisition of such shares pursuant to the exercise of such option, or such other periods as may be prescribed by the Internal Revenue Code. In the event of an Optionee's death, such holding period shall not be applicable pursuant to Section 421 (c)(l) of the Internal Revenue Code.

                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to the Plan shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Board or the Committee (if so empowered by the Board), and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Board of Directors, or the Committee if so empowered by the Board, the option price per share shall be equal to one hundred percent (100%) of the fair market value of the Common Stock per share on the date the Board or the Committee grants the option. For purposes hereof, the "fair market value" of a share of Common Stock shall have the same meaning as set forth under
         Section 9(a) herein.

                  (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Board, or the Committee if so empowered by the Board. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement. The Board, or the Committee if so empowered by the Board, may accelerate the exercise date of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

                  (c) Withholding. In the event the Optionee is required under the Option Agreement to pay to the Company, or make arrangements satisfactory to the Company respecting payment of, any federal, state, local or other taxes required by law to be withheld with respect to the option's exercise, the Board or the Committee may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its "fair market value," as provided under
         Section 9(a) hereof, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall also comply with such rules as may be adopted by the Board or the Committee to assure compliance with Rule 16b-3, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

                  (d) Other Provisions. The Option Agreement authorized under this Section 10 shall contain such other provisions as the Board, or the Committee, as the case may be, shall deem advisable.


                                   SECTION 11.

                               TRANSFER OF OPTION

         No option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the option, to the extent not fully exercised, shall terminate.


                                   SECTION 12.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                          CONSOLIDATION OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Common Stock covered by each outstanding option and the price per share thereof shall be equitably adjusted by the Board of Directors to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board of Directors shall, in its sole discretion, in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following: (i) the acceleration of the exercisability of any or all outstanding options; (ii) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation); and (iii) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                                   SECTION 13.

                               INVESTMENT PURPOSE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of the Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Common Stock to an Optionee, the Board, or the Committee if so empowered by the Board, may require an Optionee to (a) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Board, or the Committee if so empowered by the Board, shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that the Optionee shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 13.


                                   SECTION 14.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares (except as otherwise provided in Section 12 above). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12).


                                   SECTION 15.

                              AMENDMENT OF THE PLAN

         The Board of Directors of the Company may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall, (i) materially increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan, unless such revision or amendment is approved by the shareholders of the Company. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code.


                                   SECTION 16.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ or as a director for any period.

         From time to time the shareholders of the Company may authorize or approve the granting under this plan of non-qualified options to Non-Employee Directors of the Company and establish the terms and conditions of such options.


                                   SECTION 17.

                  GRANTING OF OPTIONS TO NONEMPLOYEE DIRECTORS

         Each nonemployee director of the Company (excluding persons who are nonemployee directors on the date this Section 17 is adopted by the Board of Directors) shall, upon his or her initial election as a director, automatically be granted a nonqualified option, as of the date of such election, to purchase 5,000 shares of the Company's Common Stock, and, upon each re-election thereafter, shall automatically be granted an option to purchase 1,500 shares of Common Stock as of the date of such re-election. Such options shall be granted at an option price per share equal to 100% of the fair market value (as defined in Section 9) of the Company's Common Stock on the date of grant. Each such nonqualified option shall be fully exercisable at all times and shall expire on the earlier of (i) three months after the Optionee ceases to be a director (other than by reason of disability or death) and (ii) five (5) years after the date of grant. Notwithstanding the foregoing, in the event the nonemployee director ceases to be a director as a result of death or disability of such director, any option granted to such nonemployee director hereunder may be exercised until (i) twelve months after such death or disability or (ii) the date on which the option, by its terms, expires, whichever is earlier.